Exhibit 23.3

                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (Independent Certified Public Accountants)

We consent to the incorporation by reference in the Registration Statement of Laidlaw Global Corporation and Subsidiaries on Form S-8 dated November 14, 2000 under the Securities Act of 1933 of our report dated March 25, 2003 and to the reference to our firm under the heading "experts" in the prospectus.


                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
April 11, 2003